Exhibit 99.1

PRESS RELEASE

Contact:	Paul Surdez (609) 452-4807 www.covance.com

COVANCE REPORTS SECOND QUARTER PRO FORMA NET REVENUE OF $538 MILLION, PRO FORMA EPS OF $0.65 AND ADJUSTED NET ORDERS OF $701 MILLION

Princeton, New Jersey, July 25, 2012 — Covance Inc. (NYSE: CVD) today reported results for its second quarter ended June 30, 2012.  On a GAAP basis, net revenue was $543 million.  Excluding revenue from facilities where closure activities have commenced (as described below), pro forma net revenue was $538 million.  On a GAAP basis, the company reported a loss of $0.23 per share in the second quarter.  Excluding losses from facilities where closure activities have commenced, restructuring costs, and asset impairments, the company reported earnings per diluted share of $0.65.

“In the second quarter pro forma net revenues grew sequentially in both of our business segments, pro forma operating margin expanded 30 basis points sequentially to 9.0%, and pro forma EPS increased to $0.65,” said Joe Herring, Chairman and Chief Executive Officer.  “Continued strong commercial performance, led by another record order performance in clinical development, drove a third consecutive quarter of adjusted net orders of at least $700 million, representing a 14% year-on-year increase and an adjusted book-to-bill of 1.30 to 1. In addition, our strategic information technology projects continue to progress on time and on budget.

“In terms of segment performance in the quarter, Late-Stage Development revenues grew 12.8% year-on-year, led again by revenue growth in excess of 25% in clinical development and continued year-on-year and sequential growth in central laboratories, which more than offset a decline in our market access services. Operating margins increased 110 basis points year-on-year to 21.1%, but declined as expected from the exceptional first quarter level on increased staffing in clinical development, lower profitability in market access services and increased spending on strategic IT projects. Late-Stage margins are expected to decline in the back half of 2012 due to increased IT spending, continued hiring in clinical, normal seasonality, and the impact of the stronger US dollar.

“In Early Development, we continued to drive our cost reduction and capacity rationalization actions in order to better align supply with demand and improve margins. In addition to the $20 million of annualized profit improvement announced in May, today we are announcing an incremental $15 million, bringing the total annualized impact of these actions to approximately $35 million from the cost reductions and capacity rationalizations, with approximately one-third expected to be realized in 2012. The 2012 savings are largely expected to offset a slower ramp in Early Development earnings this year. New actions include the further streamlining of operations, closure activities at our Phase I clinics in Honolulu and Basel, and a one-third reduction in our Muenster toxicology capacity (the actions in Muenster and Basel are pending the completion of customary employee consultations). In addition, we are pursuing further cost actions, including a reduction of our corporate spending.

“In terms of Early Development’s second quarter results, pro forma revenue and earnings (which exclude restructuring costs; losses incurred in Chandler, Honolulu, and Basel; and asset impairments) improved sequentially from first quarter levels. Pro forma net revenues increased $3.7 million sequentially to $215.4 million while pro forma operating margin increased 340 basis points sequentially to 8.7%. We expect a sequential increase in revenue and operating margins for the segment in the third quarter as somewhat higher volumes in toxicology and discovery support are expected to more than offset a decline in clinical pharmacology results.

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“Looking forward to the third quarter of 2012, we expect pro forma revenue and EPS to be slightly higher than the second quarter level. For the full year, we are revising our revenue growth forecast to the low- to mid-single-digit range primarily due to foreign exchange headwinds and more modest sequential growth in Early Development.  We now expect pro forma diluted earnings per share to be in the range of $2.50 to $2.70 (excluding impairment charges, restructuring costs and losses from facilities in wind-down, and using June 30 foreign exchange rates).”

Consolidated Results

($ in millions except EPS)	2Q12	2Q11	Change	YTD12	YTD11	Change
Total Revenues	$585.0	$547.7		$1,158.9	$1,075.2
Less: Reimbursable Out-of-Pockets	$42.2	$29.5		$85.3	$55.0
Net Revenues	$542.8	$518.2	4.7%	$1,073.6	$1,020.2	5.2%
Operating Income (Loss)	$(3.9)	$48.8	(108.1)%	$42.2	$90.7	(53.5)%
Operating Margin	(0.7)%	9.4%		3.9%	8.9%
Net Income (Loss)	$(12.7)	$37.6	(133.7)%	$23.0	$70.4	(67.3)%
Earnings (Loss) per Share	$(0.23)	$0.61	(138.0)%	$0.40	$1.15	(65.2)%
Revenue from facilities in wind-down**	$4.3	—		$4.3	—
Net Revenue, continuing ops*	$538.5	$518.2	3.9%	$1,069.3	$1,020.2	4.8%
Restructuring Costs	$(9.7)	$(4.6)		$(9.7)	$(10.4)
Loss from facilities in wind-down**	$(3.8)	—		$(3.8)	—
Impairment of Goodwill & Inventory	$(38.7)	—		$(38.7)	—
Operating Income, excluding items*	$48.3	$53.3	(9.4)%	$94.4	$101.1	(6.6)%
Operating Margin, excluding items*	9.0%	10.3%		8.8%	9.9%
Impairment of Equity Investment	$(7.4)	—		$(7.4)	—
Net Income, excluding items*	$36.3	$40.6	(10.5)%	$72.0	$77.1	(6.6)%
Diluted EPS, excluding items*	$0.65	$0.66	(1.7)%	$1.25	$1.26	(0.7)%

* See attached pro forma income statement for reconciliation of 2012 & 2011 GAAP to pro forma amounts.

** Facilities in wind-down include Chandler, Honolulu, and Basel (pending the completion of customary Swiss employee consultation).

Operating Segment Results

Early Development

($ in millions)	2Q12	2Q11	Change	YTD12	YTD11	Change
Net Revenues	$219.7	$231.8	(5.2)%	$431.4	$455.9	(5.4)%
Operating Income (Loss)	$(33.1)	$30.9	(207.0)%	$(21.8)	$54.5	(140.0)%
Operating Margin	(15.1)%	13.3%		(5.1)%	12.0%
Revenue from facilities in wind-down**	$4.3	—		$4.3	—
Net Revenue, continuing ops	$215.4	$231.8	(7.1)%	$427.1	$455.9	(6.3)%
Restructuring Costs	$(9.2)	$(2.0)		$(9.2)	$(4.9)
Loss from facilities in wind-down**	$(3.8)	—		$(3.8)	—
Impairment of Goodwill & Inventory	$(38.7)	—		$(38.7)	—
Operating Income, excluding items	$18.7	$32.9	(43.3)%	$30.0	$59.4	(49.5)%
Operating Margin, excluding items	8.7%	14.2%		7.0%	13.0%

** Facilities in wind-down include Chandler, Honolulu, and Basel (pending the completion of customary Swiss employee consultation).

The Early Development segment includes preclinical toxicology, analytical chemistry, clinical pharmacology, discovery support, and research products.  Net revenues in the second quarter of 2012 declined 5.2% year-on-

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year on a GAAP basis to $219.7 million and 7.1% on a pro forma basis to $215.4 million, due to a decline in toxicology and research products. In the quarter, foreign exchange was a 100 basis point year-on-year headwind. Sequentially, revenues increased $3.7 million on a rebound in discovery support and clinical pharmacology, which more than offset a decline in research products and toxicology. Revenue from ongoing toxicology operations increased on a sequential basis.

The GAAP operating loss in the second quarter of 2012 was $33.1 million, and included $9.2 million in costs associated with our restructuring actions, $3.8 million in losses at locations in wind-down and asset impairment charges of $38.7 million relating to the write down of goodwill for the Basel clinic as well as certain preclinical inventory. GAAP operating income for the second quarter of 2011 was $30.9 million, and included $2.0 million in restructuring costs. Pro forma operating income, excluding these items, was $18.7 million in the quarter, compared to $32.9 million in the second quarter of last year, but up from $11.3 million last quarter. Pro forma operating margins, excluding these items, were 8.7% for the second quarter of this year, compared to 14.2% in the second quarter of 2011 and 5.3% last quarter. Sequentially, pro forma operating income increased primarily from a return to profitability in discovery support services (which experienced a loss last quarter), increased profitability in toxicology and the exclusion of losses in Chandler, Honolulu and Basel. Research products, which was profitable in the first quarter, experienced a loss in the second quarter.

Late-Stage Development

($ in millions)	2Q12	2Q11	Change	YTD12	YTD11	Change
Net Revenues	$323.1	$286.4	12.8%	$642.3	$564.3	13.8%
Operating Income	$68.0	$56.5	20.3%	$140.5	$111.8	25.7%
Operating Margin	21.1%	19.7%		21.9%	19.8%
Restructuring Costs	$(0.2)	$(0.7)		$(0.2)	$(1.7)
Operating Income, excluding items	$68.2	$57.3	19.1%	$140.7	$113.4	24.0%
Operating Margin, excluding items	21.1%	20.0%		21.9%	20.1%

The Late-Stage Development segment includes central laboratory, Phase II-IV clinical development, and market access services.  Net revenues for the second quarter of 2012 grew 12.8% year-on-year to $323.1 million. In the quarter, foreign exchange negatively impacted year-on-year revenue growth by 320 basis points.  Growth was driven by the continued strong performance in clinical development, which offset a decline in market access revenue. Central laboratories grew by over 4% for the second consecutive quarter.

Operating income for the second quarter was $68.0 million on a GAAP basis or $68.2 million on a pro forma basis.  This compares to $56.5 million on a GAAP basis and $57.3 million on a pro forma basis in the second quarter of the prior year and to $72.4 million last quarter. Pro forma operating margins were 21.1% for the second quarter of 2012 compared to pro forma operating margins of 20.0% in the second quarter of last year and 22.7% last quarter. The year-on-year increase in profitability was driven by both clinical development and central laboratories, while the sequential decrease was primarily driven by hiring and staff costs in clinical development, lower profitability in market access services, and increased spending on strategic IT projects.

Corporate Information

The company reported second quarter adjusted net orders of $701 million. Backlog at June 30, 2012 was $6.23 billion compared to $6.28 billion at March 31, 2012 and $6.25 billion at June 30, 2011. Foreign exchange negatively impacted backlog sequentially by $105 million.

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Corporate expenses totaled $38.9 million in the second quarter of 2012 (including $0.3 million in restructuring costs) compared to $37.6 million last quarter and $38.7 million in the second quarter of last year (including $1.8 million in restructuring costs).  We expect corporate expenses as a percent of revenue, excluding restructuring costs, to trend slightly higher during 2012 and 2013 as we incur costs to execute our strategic IT projects.

During the second quarter, the company recorded an impairment charge of $7.4 million to write-off the remaining carrying value of an equity investment in a supplier of research products.  This charge is reflected as a component of other income (expense) in the consolidated statements of income.

Cash and cash equivalents at June 30, 2012 were $398 million compared to $440 million at March 31, 2012 and $406 million at June 30, 2011.  Covance repaid $10 million in debt during the quarter and now has $330 million in debt outstanding, originating from borrowings related to our share repurchase program. Covance repurchased $18 million of shares outstanding within the second quarter.

Free cash flow (defined as operating cash flow less capital expenditures) for the second quarter of 2012 was negative $3 million, consisting of operating cash flow of $36 million less capital expenditures of $39 million.  Free cash flow year-to-date was $13 million, consisting of operating cash flow of $82 million less capital expenditures of $69 million.

Net Days Sales Outstanding (DSO) were 35 days at June 30, 2012 compared to a record low 29 days at March 31, 2012 and 38 days at June 30, 2011.

The Company’s investor conference call will be webcast on July 26 at 9:00 am ET.  Management’s commentary and presentation slides will be available through www.covance.com.

Covance, with headquarters in Princeton, New Jersey, is one of the world’s largest and most comprehensive drug development services companies with annual revenues greater than $2 billion, global operations in more than 30 countries, and 11,500 employees worldwide.  Information on Covance’s products and services, recent press releases, and SEC filings can be obtained through its website at www.covance.com.

Statements contained in this press release, which are not historical facts, such as statements about prospective earnings, savings, revenue, operations, revenue and earnings growth and other financial results are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All such forward-looking statements including the statements contained herein regarding anticipated trends in the Company’s business are based largely on management’s expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  These risks and uncertainties include, without limitation, competitive factors, outsourcing trends in the pharmaceutical industry, levels of industry research and development spending, the Company’s ability to continue to attract and retain qualified personnel, the fixed price nature of contracts or the loss or delay of large studies, risks associated with acquisitions and investments, the Company’s ability to increase order volume, the pace of translation of orders into revenue in late-stage development services, testing mix and geographic mix of kit receipts in central laboratories, fluctuations in currency exchange rates, the realization of savings from the announced restructuring action in the Company’s Early Development segment, the cost and pace of completion of our information technology projects and the realization of benefits therefrom,  and other factors described in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Exhibits Follow

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COVANCE INC.

CONSOLIDATED INCOME STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30				Six Months Ended June 30
	2012		2011		2012		2011

Net revenues	$542,782		$518,220		$1,073,623		$1,020,206
Reimbursable out-of-pocket expenses	42,263		29,507		85,330		54,979
Total revenues	585,045		547,727		1,158,953		1,075,185

Costs and expenses:
Cost of revenue	408,198		358,332		784,658		711,852
Reimbursable out-of-pocket expenses	42,263		29,507		85,330		54,979
Selling, general and administrative	90,601		85,297		171,630		166,000
Depreciation and amortization	29,953		25,836		57,183		51,699
Goodwill impairment charge	17,959		—		17,959		—
Total costs and expenses	588,974	(a)	498,972	(b)	1,116,760	(a)	984,530	(c)

(Loss) income from operations	(3,929	)(a)	48,755	(b)	42,193	(a)	90,655	(c)

Other expense, net:
Interest expense, net	940		579		1,433		1,297
Foreign exchange transaction loss, net	792		307		1,020		115
Impairment of equity investment	7,373		—		7,373		—
Loss on sale of business	169		—		169		—
Other expense, net	9,274		886		9,995		1,412

(Loss) income before taxes and equity investee results	(13,203	)(a)	47,869	(b)	32,198	(a)	89,243	(c)

Tax (benefit) expense	(607	)(a)	9,987	(b)	9,200	(a)	18,621	(c)

Equity investee (loss) earnings	(81)		(240)		17		(242)

Net (loss) income	$(12,677	)(a)	$37,642	(b)	$23,015	(a)	$70,380	(c)

Basic (loss) earnings per share	$(0.23	)(a)	$0.63	(b)	$0.41	(a)	$1.18	(c)

Weighted average shares outstanding - basic	54,184,966		59,636,973		55,965,410		59,546,773

Diluted (loss) earnings per share	$(0.23	)(a)	$0.61	(b)	$0.40	(a)	$1.15	(c)

Weighted average shares outstanding - diluted	54,184,966		61,226,477		57,456,154		61,105,838

(a)  Three and six months ended June 30, 2012 include, as applicable, $9,667 in restructuring costs ($6,530 net of tax), $20,781 in inventory impairment charges ($14,391 net of tax), $17,959 of goodwill impairment charges ($17,959 net of tax), $7,373 of impairment of equity investment ($7,373 net of tax) and $3,815 in losses at sites in wind-down ($2,746 net of tax).

(b)  Three months ended June 30, 2011 includes, as applicable, $4,564 in restructuring costs ($2,937 net of tax).

(c)  Six months ended June 30, 2011 includes, as applicable, $10,432 in restructuring costs ($6,714 net of tax).

Excluding the impact of restructuring charges, impairment charges and losses at sites in wind-down:

Income from operations	$48,293	$53,319	$94,415	$101,087

Taxes on income	$9,989	$11,614	$19,796	$22,339

Net income	$36,322	$40,579	$72,014	$77,094

Basic earnings per share	$0.67	$0.68	$1.29	$1.29

Diluted earnings per share	$0.65	$0.66	$1.25	$1.26

COVANCE INC.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2012 and DECEMBER 31, 2011

(Dollars in thousands)

	June 30	December 31
	2012	2011
	(UNAUDITED)
ASSETS
Current Assets:
Cash & cash equivalents	$397,828	$389,103
Accounts receivable, net	313,160	312,127
Unbilled services	134,163	114,095
Inventory	48,366	74,698
Deferred income taxes	53,220	52,078
Prepaid expenses and other current assets	175,131	144,809
Total Current Assets	1,121,868	1,086,910

Property and equipment, net	858,508	849,551
Goodwill	109,820	127,779
Other assets	47,140	43,768

Total Assets	$2,137,336	$2,108,008

LIABILITIES and STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$42,794	$36,393
Accrued payroll and benefits	97,583	142,229
Accrued expenses and other current liabilities	138,062	119,308
Unearned revenue	237,220	202,210
Short-term debt	330,000	30,000
Income taxes payable	1,529	6,889
Total Current Liabilities	847,188	537,029

Deferred income taxes	28,408	42,295
Other liabilities	72,359	70,889
Total Liabilities	947,955	650,213

Stockholders’ Equity:
Common stock	788	781
Paid-in capital	712,853	689,584
Retained earnings	1,528,909	1,505,894
Accumulated other comprehensive (loss) income	(7,984)	4,622
Treasury stock	(1,045,185)	(743,086)
Total Stockholders’ Equity	1,189,381	1,457,795

Total Liabilities and Stockholders’ Equity	$2,137,336	$2,108,008

COVANCE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(Dollars in thousands)

(UNAUDITED)

	Six Months Ended June 30
	2012	2011
Cash flows from operating activities:
Net income	$23,015	$70,380
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57,183	51,699
Non-cash impairment charges	44,610	—
Non-cash compensation expense associated with employee benefit and stock compensation plans	19,422	18,939
Deferred income tax benefit	(15,507)	(3,828)
Loss on sale of business	169	—
Loss on disposal of property and equipment	432	344
Equity investee (earnings) loss	(17)	242
Changes in operating assets and liabilities, net of business sold:
Accounts receivable	(2,143)	(36,544)
Unbilled services	(20,704)	(16,948)
Inventory	8,948	(6,075)
Accounts payable	6,401	10,611
Accrued liabilities	(26,023)	17,838
Unearned revenue	36,442	2,027
Income taxes payable	(5,028)	(17,811)
Other assets and liabilities, net	(45,124)	(2,142)
Net cash provided by operating activities	82,076	88,732

Cash flows from investing activities:
Capital expenditures	(69,343)	(50,548)
Proceeds from sale of business	900	—
Other, net	90	106
Net cash used in investing activities	(68,353)	(50,442)

Cash flows from financing activities:
Net borrowings (repayments) under revolving credit facility	300,000	(35,000)
Repayments under long-term debt	—	(5,000)
Stock issued under employee stock purchase and option plans	3,522	7,622
Purchase of treasury stock	(302,099)	(7,517)
Net cash provided by (used in) financing activities	1,423	(39,895)

Effect of exchange rate changes on cash	(6,421)	30,589

Net change in cash and cash equivalents	8,725	28,984

Cash and cash equivalents, beginning of period	389,103	377,223

Cash and cash equivalents, end of period	$397,828	$406,207

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q2 2012

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Charges (2)	Operating Results at Sites in Wind- Down (3)	Inclusion of Common Stock Equivalents in Diluted EPS Computation (4)		Pro Forma

Net revenues	$542,782			$(4,289)			$538,493
Reimbursable out-of-pocket expenses	42,263						42,263
Total revenues	585,045	—	—	(4,289)	—		580,756

Costs and expenses:
Cost of revenue	408,198		(20,781)	(6,939)			380,478
Reimbursable out-of-pocket expenses	42,263						42,263
Selling, general and administrative	90,601	(8,458)		(222)			81,921
Depreciation and amortization	29,953	(1,209)		(943)			27,801
Goodwill impairment charge	17,959		(17,959)				—
Total costs and expenses	588,974	(9,667)	(38,740)	(8,104)	—		532,463

(Loss) income from operations	(3,929)	9,667	38,740	3,815	—		48,293

Other expense, net:
Interest expense, net	940						940
Foreign exchange transaction loss, net	792						792
Impairment of equity investment	7,373		(7,373)				—
Loss on sale of business	169				—		169
Other expense, net	9,274	—	(7,373)	—	—		1,901

(Loss) income before taxes and equity investee earnings	(13,203)	9,667	46,113	3,815	—		46,392

Tax (benefit) expense	(607)	3,137	6,390	1,069	—		9,989

Equity investee (loss) earnings	(81)						(81)

Net (loss) income	$(12,677)	$6,530	$39,723	$2,746	$—		$36,322

Basic (loss) earnings per share	$(0.23)	$0.12	$0.73	$0.05			$0.67

Weighted average shares outstanding - basic	54,184,966	54,184,966	54,184,966	54,184,966			54,184,966

Diluted (loss) earnings per share	$(0.23)	$0.12	$0.73	$0.05	$(0.02)		$0.65

Weighted average shares outstanding - diluted	54,184,966	54,184,966	54,184,966	54,184,966	1,500,115	(4)	55,685,081

(1)  Represents costs incurred to better align capacity to preclinical market demand and reduce cost structure.

(2)  Consists of inventory impairment ($20,781), goodwill impairment ($17,959) and impairment of equity investment ($7,373).

(3)  Represents results of operations at sites where wind-down activities have commenced.

(4)  Reflects inclusion of impact of common stock equivalents in computation of diluted earnings per share as GAAP loss transitions to Pro Forma income.

COVANCE INC.

GAAP to Pro Forma Reconciliation

Q2 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Pro Forma

Net revenues	$518,220		$518,220
Reimbursable out-of-pocket expenses	29,507		29,507
Total revenues	547,727	—	547,727

Costs and expenses:
Cost of revenue	358,332		358,332
Reimbursable out-of-pocket expenses	29,507		29,507
Selling, general and administrative	85,297	(4,159)	81,138
Depreciation and amortization	25,836	(405)	25,431
Total costs and expenses	498,972	(4,564)	494,408

Income from operations	48,755	4,564	53,319

Other expense, net:
Interest expense, net	579		579
Foreign exchange transaction loss, net	307		307
Other expense, net	886	—	886

Income before taxes and equity investee earnings	47,869	4,564	52,433

Tax (benefit) expense	9,987	1,627	11,614

Equity investee (loss) earnings	(240)		(240)

Net income	$37,642	$2,937	$40,579

Basic earnings per share	$0.63	$0.05	$0.68

Weighted average shares outstanding - basic	59,636,973	59,636,973	59,636,973

Diluted earnings per share	$0.61	$0.05	$0.66

Weighted average shares outstanding - diluted	61,226,477	61,226,477	61,226,477

(1)      Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q2 2012

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Other Charges (2)	Operating Results at Sites in Wind- Down (3)	Pro Forma

Net revenues	$1,073,623			$(4,289)	$1,069,334
Reimbursable out-of-pocket expenses	85,330				85,330
Total revenues	1,158,953	—	—	(4,289)	1,154,664

Costs and expenses:
Cost of revenue	784,658		(20,781)	(6,939)	756,938
Reimbursable out-of-pocket expenses	85,330				85,330
Selling, general and administrative	171,630	(8,458)		(222)	162,950
Depreciation and amortization	57,183	(1,209)		(943)	55,031
Goodwill impairment charge	17,959		(17,959)		—
Total costs and expenses	1,116,760	(9,667)	(38,740)	(8,104)	1,060,249

(Loss) income from operations	42,193	9,667	38,740	3,815	94,415

Other expense, net:
Interest expense, net	1,433				1,433
Foreign exchange transaction loss, net	1,020				1,020
Impairment of equity investment	7,373		(7,373)		—
Loss on sale of business	169				169
Other expense, net	9,995	—	(7,373)	—	2,622

Income before taxes and equity investee earnings	32,198	9,667	46,113	3,815	91,793

Tax (benefit) expense	9,200	3,137	6,390	1,069	19,796

Equity investee (loss) earnings	17				17

Net income	$23,015	$6,530	$39,723	$2,746	$72,014

Basic earnings per share	$0.41	$0.12	$0.71	$0.05	$1.29

Weighted average shares outstanding - basic	55,965,410	55,965,410	55,965,410	55,965,410	55,965,410

Diluted earnings per share	$0.40	$0.11	$0.69	$0.05	$1.25

Weighted average shares outstanding - diluted	57,456,154	57,456,154	57,456,154	57,456,154	57,456,154

(1)      Represents costs incurred to better align capacity to preclinical market demand and reduce cost structure.

(2)      Consists of inventory impairment ($20,781), goodwill impairment ($17,959) and impairment of equity investment ($7,373).

(3)      Represents results of operations at sites where wind-down activities have commenced.

COVANCE INC.

GAAP to Pro Forma Reconciliation

YTD Q2 2011

(Dollars in thousands, except per share data)

(UNAUDITED)

		Adjustments
	GAAP	Restructuring Activities (1)	Pro Forma

Net revenues	$1,020,206		$1,020,206
Reimbursable out-of-pocket expenses	54,979		54,979
Total revenues	1,075,185	—	1,075,185

Costs and expenses:
Cost of revenue	711,852		711,852
Reimbursable out-of-pocket expenses	54,979		54,979
Selling, general and administrative	166,000	(9,622)	156,378
Depreciation and amortization	51,699	(810)	50,889
Total costs and expenses	984,530	(10,432)	974,098

Income from operations	90,655	10,432	101,087

Other expense, net:
Interest expense, net	1,297		1,297
Foreign exchange transaction loss, net	115		115
Other expense, net	1,412	—	1,412

Income before taxes and equity investee earnings	89,243	10,432	99,675

Tax (benefit) expense	18,621	3,718	22,339

Equity investee (loss) earnings	(242)		(242)

Net income	$70,380	$6,714	$77,094

Basic earnings per share	$1.18	$0.11	$1.29

Weighted average shares outstanding - basic	59,546,773	59,546,773	59,546,773

Diluted earnings per share	$1.15	$0.11	$1.26

Weighted average shares outstanding - diluted	61,105,838	61,105,838	61,105,838

(1)      Represents costs incurred in connection with capacity rationalization, streamlining operations and other cost reduction actions.